Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated May 20, 2005 relating to the year ended December 31, 2004 financial statements and financial statement schedules of Amtrust Financial Services, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Berenson LLP
New York, New York

March 12, 2007